As filed with the Securities and Exchange Commission on April 2, 2018

Registration No. 333-

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM S‑4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________

PACIFIC GAS AND ELECTRIC COMPANY
 (Exact name of registrant as specified in its charter)
__________________

California (State or Other Jurisdiction of Incorporation or Organization)	4931 (Primary Standard Industrial Classification Code Number)	94-0742640 (I.R.S. Employer Identification Number)

77 Beale Street
P.O. Box 770000
San Francisco, California 94177
(415) 973-7000
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________

John R. Simon
Executive Vice President and General Counsel
PG&E Corporation
77 Beale Street
P.O. Box 770000
San Francisco, California 94177
Tel: (415) 973-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________

Copy to:
Nicholas A. Dorsey, Esq.
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
 (212) 474-1764
__________________

Approximate date of commencement of proposed sale to the public:
 As soon as practicable after this registration statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

__________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Floating Rate Senior Notes due November 28, 2018	$500,000,000	100%	$500,000,000	$62,250
3.30% Senior Notes due December 1, 2027	$1,150,000,000	100%	$1,150,000,000	$143,175
3.95% Senior Notes due December 1, 2047	$850,000,000	100%	$850,000,000	$105,825
Total	$2,500,000,000	N/A	$2,500,000,000	$311,250

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Calculated in accordance with Rule 457(f) under the Securities Act.
__________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 2, 2018

PRELIMINARY PROSPECTUS

Pacific Gas and Electric Company
OFFER TO EXCHANGE

This is an offer by Pacific Gas and Electric Company (the “Company”), a subsidiary of PG&E Corporation (“Corp”), to exchange up to $500,000,000 aggregate principal amount of its Floating Rate Senior Notes due November 28, 2018 (the “2018 Restricted Notes”), $1,150,000,000 aggregate principal amount of its 3.30% Senior Notes due December 1, 2027 (the “2027 Restricted Notes”) and $850,000,000 aggregate principal amount of its 3.95% Senior Notes due December 1, 2047 (the “2047 Restricted Notes”, and together with the 2018 Restricted Notes and 2027 Restricted Notes, the “Restricted Notes”) that were issued pursuant to a private offering on November 29, 2017, for a like aggregate principal amount of Floating Rate Senior Notes due November 28, 2018 (the “2018 Exchange Notes”), 3.30% Senior Notes due December 1, 2027 (the “2027 Exchange Notes”) and 3.95% Senior Notes due December 1, 2047 (the “2047 Exchange Notes”, and together with the 2018 Exchange Notes and 2027 Exchange Notes, the “Exchange Notes”), respectively, in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “Exchange Offer”). We refer to the 2027 Exchange Notes and the 2047 Exchange Notes as the “Fixed Rate Exchange Notes”.

The Exchange Offer is subject to customary closing conditions and will expire at 5:00 p.m., New York City time, on                  , 2018, unless we extend the Exchange Offer.

The Exchange Offer:

●
We will exchange equal principal amounts of 2018 Exchange Notes, 2027 Exchange Notes and 2047 Exchange Notes for all outstanding 2018 Restricted Notes, 2027 Restricted Notes and 2047 Restricted Notes, respectively, that are validly tendered and not validly withdrawn prior to the expiration or termination of the Exchange Offer.

●	You may withdraw tenders of the Restricted Notes at any time prior to the expiration or termination of the Exchange Offer.

●
The terms of the Exchange Notes are identical in all material respects to those of the outstanding Restricted Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes.

●
The exchange of the Restricted Notes for the Exchange Notes will not be a taxable transaction for United States federal income tax purposes, but you should see the discussion under the caption “Material U.S. Federal Income Tax Consequences” for more information.

●	We will not receive any proceeds from the Exchange Offer.

●
We issued the Restricted Notes in a transaction not requiring registration under the Securities Act and, as a result, their transfer is restricted. We are making the Exchange Offer to satisfy your registration rights as a holder of the Restricted Notes.

The Exchange Notes will be direct, unsecured and unsubordinated obligations of the Company and will rank equally with all our other existing and future unsecured and unsubordinated obligations. The Exchange Notes will be effectively subordinated to all our secured debt. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes”.

The Exchange Notes, together with any Restricted Notes that are not exchanged in the Exchange Offer, will be governed by the same indenture, constitute the same class of debt securities for the purposes of the indenture and vote together on all matters.

Each broker-dealer that receives the Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Under the registration rights agreement, we have agreed to make available a prospectus in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, to any participating broker-dealer for use in connection with any resale of any Exchange Notes acquired in the Exchange Offer for the period beginning when the Exchange Notes are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 30th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Restricted Notes. See “Plan of Distribution”.

All untendered Restricted Notes will continue to be subject to the restrictions on transfer set forth in the outstanding Restricted Notes and in the indenture. In general, the Restricted Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and other applicable securities laws. Other than in connection with the Exchange Offer, we do not currently anticipate that we will register the Restricted Notes under the Securities Act.

There is no established trading market for the Exchange Notes. We do not plan to list the Exchange Notes on any securities exchange or any automated dealer quotation system.

See “Risk Factors” beginning on page 15 for a discussion of risks you should consider prior to tendering your outstanding Restricted Notes for exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018.

We have not authorized any person to provide any information or to make any representation other than the information contained or incorporated by reference in this prospectus, and if any person provides any of this information or makes any representation of this kind, that information or representation must not be relied upon as having been authorized by us. If you receive any other information, you should not rely on it. We are not making the Exchange Offer to, nor will we accept surrenders for exchange from, holders of outstanding Restricted Notes in any jurisdiction in which the applicable Exchange Offer would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful. This prospectus may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus is accurate only as of its date, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Pacific Gas and Electric Company is a California corporation. The mailing address of our principal executive offices is 77 Beale Street, P.O. Box 770000, San Francisco, California 94177, and our telephone number at that location is (415) 973-7000.

Unless otherwise indicated, when used in this prospectus, the terms “we,” “our,” “us” and “the Company” refer to Pacific Gas and Electric Company and its subsidiaries, and the term “Corp” refers to our parent, PG&E Corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public from the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at www.pge.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus and you should not rely on any such information in making your investment decision.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

We have “incorporated by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important business, financial and other information that is not included in or delivered with this prospectus by referring you to the documents containing this information.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, in each case other than information deemed to be furnished and not filed (unless we specifically state in such filing that such information is to be considered “filed” under the Exchange Act), on or after the date of this prospectus and prior to the completion or termination of the Exchange Offer made pursuant to this prospectus or for so long as we are obligated to make this prospectus available to broker-dealers for resale as described herein:

●	our Annual Report on Form 10-K for the year ended December 31, 2017;

●
the information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2017 from our definitive proxy statement on Schedule 14A, filed on March 26, 2018; and

●	our Current Reports on Form 8-K filed January 11, 2018, January 19, 2018, February 23, 2018, February 26, 2018 and April 2, 2018.

The incorporation by reference of the filings listed above does not extend to any such filings made by Corp and not us or to any information in any filings jointly made by Corp and us regarding Corp or its other subsidiaries, but not regarding us.

All information incorporated by reference is deemed to be part of this prospectus except to the extent that the information is updated or superseded by information filed with the SEC after the date the incorporated information was filed (including later-dated reports listed above) or by the information contained in this prospectus. Any information that we subsequently file with the SEC that is incorporated by reference, as described above, will automatically update and supersede as of the date of such filing any previous information that had been part of this prospectus, or that had been incorporated herein by reference.

You may request a copy of these filings at no cost by writing or contacting us at the following address:

The Office of the Corporate Secretary
PG&E Corporation
77 Beale Street
P.O. Box 770000
San Francisco, CA 94177
Telephone: (415) 973-8200
 Facsimile: (415) 973-8719

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions which are based on current estimates, expectations, and projections about future events and assumptions regarding these events and management’s knowledge of facts as of the date of this prospectus. These forward-looking statements relate to, among other matters, estimated losses, including penalties and fines, associated with various investigations and proceedings; forecasts of pipeline-related expenses that the Company will not recover through rates; forecasts of capital expenditures; estimates and assumptions used in critical accounting policies, including those relating to regulatory assets and liabilities, environmental remediation, litigation, third-party claims, and other liabilities; and the level of future equity or debt issuances. These statements are also identified by words such as “assume,” “expect,” “intend,” “forecast,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “should,” “would,” “could,” “potential” and similar expressions. We are not able to predict all the factors that may affect future results. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements, or from historical results, include, but are not limited to:

●
the impact of the Northern California wildfires, including the costs of restoration of service to customers and repairs to the Company facilities, and whether the Company is able to recover such costs through a Catastrophic Event Memorandum Account; the timing and outcome of the wildfire investigations, including into the causes of the wildfires; whether the Company may have liability associated with these fires; if liable for one or more fires, whether the Company would be able to recover all or part of such costs through insurance or through regulatory mechanisms, to the extent insurance is not available or exhausted; and potential liabilities in connection with fines or penalties that could be imposed on the Company if the California Department of Forestry and Fire Protection and the California Public Utilities Commission (“CPUC”) or any other law enforcement agency brought an enforcement action and determined that the Company failed to comply with applicable laws and regulations;

●
the impact of the Tax Cuts and Jobs Act of 2017 (“Tax Act”), and the timing and outcome of the CPUC decision related to the Company’s future filings in connection with the impact of the Tax Act on the Company’s rate cases and its implementation plan;

●
the Company’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within the authorized levels of spending and timely recover its costs through rates, and the extent to which the Company incurs unrecoverable costs that are higher than the forecasts of such costs;

●	the timing and outcomes of the 2019 GT&S rate case, TO18 and TO19 rate cases (as such terms are defined in the Company’s Annual Report on Form 10-K) and other ratemaking and regulatory proceedings;
●	the timing and outcome of the Butte fire litigation, the timing and outcome of any proceeding to recover costs in excess of insurance from customers, if any;
●
the effect, if any, that the $8.3 million citations issued by the CPUC Safety and Enforcement Division (“SED”) in connection with the Butte fire may have on the Butte fire litigation; and whether additional investigations and proceedings in connection with the Butte fire will be opened and any additional fines or penalties imposed on the Company;

●
whether the CPUC approves the Company’s application to establish a Wildfire Expense Memorandum Account (“WEMA”) to track wildfire expenses and to preserve the opportunity for the Company to request recovery of wildfire costs in excess of insurance at a future date, and the outcome of any potential request to recover such costs;

●
the outcome of the probation and the monitorship imposed by the federal court after the Company’s conviction in the federal criminal trial in 2017, the timing and outcomes of the debarment proceeding, the SED’s unresolved enforcement matters relating to the Company’s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced relating to the Company’s compliance with natural gas- and electric-related laws and regulations, ex parte communications, and the ultimate amount of fines, penalties, and remedial costs that the Company may incur in connection with the outcomes;

●
the timing and outcomes of investigations by the U.S. Attorney’s Office in San Francisco and the California Attorney General’s office related to communications between the Company’s personnel and CPUC officials, whether additional criminal or regulatory investigations or enforcement actions are commenced with respect to allegedly improper communications, and the extent to which such matters negatively affect the final decisions to be issued in the Company’s ratemaking proceedings;

●
the effects on Corp’s and the Company’s reputations caused by the Company’s conviction in the federal criminal trial in 2017, the state and federal investigations of natural gas incidents and the Northern California wildfires, improper communications between the CPUC and the Company, and the Company’s ongoing work to remove encroachments from transmission pipeline rights-of-way;

●
whether the Company can control its costs within the authorized levels of spending, and successfully implement a streamlined organizational structure and achieve project savings, the extent to which the Company incurs unrecoverable costs that are higher than the forecasts of such costs, and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;

●	whether the Company is able to successfully adapt its business model to significant change that the electric industry is undergoing and the impact such change will have on the natural gas industry;
●
the impact of increased costs to comply with natural gas regulations, including the Senate Bill 887 directing Division of Oil, Gas and Geothermal Resources and the California Air Resources Board to develop permanent regulations for gas storage facility operations in California to comply with new safety and reliability measures; the Pipeline and Hazardous Materials Safety Administration rules effective January 18, 2017 regulating gas storage facilities at the federal level; and the CPUC General Order 112-F that went into effect on January 1, 2017, that requires additional expenditures in the areas of gas leak repair, leak survey, high consequences area identification, and operator qualifications, and could impact the Company’s ability to timely recover such costs;

●
whether the Company and its third-party vendors and contractors are able to protect the Company’s operational networks and information technology systems from cyber- and physical attacks, or other internal or external hazards;

●
the timing and outcome of the complaint filed by the CPUC and certain other parties with the Federal Energy Regulatory Commission (“FERC”) on February 2, 2017 that requests that the Company provide an open and transparent planning process for its capital transmission projects that do not go through the California Independent System Operator’s (“CAISO”) Transmission Planning Process to allow for greater participation and input from interested parties; and the timing and ultimate outcome of the Ninth Circuit Court of Appeals decision on January 8, 2018, to reverse FERC’s decision granting Corp a 50 basis point return on equity incentive adder for continued participation in the CAISO and remanding the case to FERC for further proceedings;

●
the amount and timing of additional common stock and debt issuances by Corp, including the dilutive impact of common stock issuances to fund Corp’s equity contributions to the Company as the Company incurs charges and costs, including fines, that it cannot recover through rates;

●
the outcome of the safety culture order instituting investigation, including its phase two proceeding opened on May 8, 2017, and future legislative or regulatory actions that may be taken, such as requiring the Company to separate its electric and natural gas businesses, or restructure into separate entities, or undertake some other corporate restructuring, or implement corporate governance changes;

●
the outcome of current and future self-reports, investigations or other enforcement proceedings that could be commenced or notices of violation that could be issued relating to the Company’s compliance with laws, rules, regulations, or orders applicable to its operations, including the construction, expansion or replacement of its electric and gas facilities, electric grid reliability, inspection and maintenance practices, customer billing and privacy, physical and cyber security, environmental laws and regulations; and the outcome of notices of violations in connection with the Yuba City incident;

●
the outcomes of the CPUC’s data requests and future proposed decisions, including in connection with the Company’s SmartMeterTM Upgrade cost-benefit analysis, and of the Company’s petitions for modification, including in connection with the installation of new cathodic protection systems in 2018;

●
the impact of environmental remediation laws, regulations, and orders; the ultimate amount of costs incurred to discharge the Company’s known and unknown remediation obligations; and the extent to which the Company is able to recover environmental costs in rates or from other sources;

●	the ultimate amount of unrecoverable environmental costs the Company incurs associated with the Company’s natural gas compressor station site located near Hinkley, California;
●
the impact of new legislation or NRC regulations, recommendations, policies, decisions, or orders relating to the nuclear industry, including operations, seismic design, security, safety, relicensing, the storage of spent nuclear fuel, decommissioning, cooling water intake, or other issues; the impact of actions taken by state agencies that may affect the Company’s ability to continue operating Diablo Canyon nuclear power plant (“Diablo Canyon”); whether the Company will be able to successfully implement its retention and retraining and development programs for Diablo Canyon employees as a result of its planned retirement by 2024 and 2025;

●
the impact of wildfires, droughts, floods, or other weather-related conditions or events, climate change, natural disasters, acts of terrorism, war, vandalism (including cyber-attacks), downed power lines, and other events, that can cause unplanned outages, reduce generating output, disrupt the Company’s service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by the Company, its customers, or third parties on which the Company relies, and the reparation and other costs that the Company may incur in connection with such conditions or events; the impact of the adequacy of the Company’s emergency preparedness; whether the Company incurs liability to third parties for property damage or personal injury caused by such events; whether the Company is subject to civil, criminal, or regulatory penalties in connection with such events; and whether the Company’s insurance coverage is available for these types of claims and sufficient to cover the Company’s liability;

●	the breakdown or failure of equipment that can cause fires and unplanned outages; and whether the Company will be subject to investigations, penalties, and other costs in connection with such events;
●
how the CPUC and the California Air Resource Board implement state environmental laws relating to greenhouse gas, renewable energy targets, energy efficiency standards, distributed energy resources, electric vehicles, and similar matters, including whether the Company is able to continue recovering associated compliance costs, such as the cost of emission allowances and offsets under cap-and-trade regulations; and whether the Company is able to timely recover its associated investment costs;

●	whether the Company’s climate change adaptation strategies are successful;
●
the impact that reductions in customer demand for electricity and natural gas have on the Company’s ability to make and recover its investments through rates and earn its authorized return on equity, and whether the Company is successful in addressing the impact of growing distributed and renewable generation resources, changing customer demand for natural gas and electric services, and an increasing number of customers departing the Company’s procurement service for community choice aggregators;

●
the supply and price of electricity, natural gas, and nuclear fuel; the extent to which the Company can manage and respond to the volatility of energy commodity prices; the ability of the Company and its counterparties to post or return collateral in connection with price risk management activities; and whether the Company is able to recover timely its electric generation and energy commodity costs through rates, including its renewable energy procurement costs;

●
whether, as a result of Westinghouse Electric Company, LLC’s (“Westinghouse”) Chapter 11 proceeding and its planned purchase by Brookfield Business Partners L.P., the Company will experience issues with nuclear fuel supply, nuclear fuel inventory, and related services and products that Westinghouse supplies, and whether such proceeding will affect the Company’s contracts with Westinghouse;

●
the amount and timing of charges reflecting probable liabilities for third-party claims; the extent to which costs incurred in connection with third-party claims or litigation can be recovered through insurance, rates, or from other third parties; and whether the Company can continue to obtain adequate insurance coverage for future losses or claims, especially following a major event that causes widespread third-party losses;

●	the ability of Corp and the Company to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms;
●
changes in credit ratings which could, among other things, result in higher borrowing costs and fewer financing options, especially if Corp or the Company were to lose their investment grade credit ratings;

●
the impact of federal or state laws or regulations, or their interpretation, on energy policy and the regulation of utilities and their holding companies, including how the CPUC interprets and enforces the financial and other conditions imposed on Corp when it became the Company’s holding company, and whether the ultimate outcomes of the CPUC’s pending investigations, the Company’s conviction in the federal criminal trial, and other enforcement matters will impact the Company’s ability to make distributions to Corp, and, in turn, Corp’s ability to pay dividends;

●	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation;
●	changes in the regulatory and economic environment, including potential changes affecting renewable energy sources and associated tax credits, as a result of the new federal administration; and
●
the impact of changes in U.S. Generally Accepted Accounting Principles (“GAAP”), standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application.

For more information about the significant risks that could affect the outcome of these forward-looking statements and our future financial condition, results of operations and cash flows, you should read the sections titled “Risk Factors” in this prospectus and the documents incorporated by reference in this prospectus.

You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statements. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Additionally, Corp and the Company routinely provide links to the Company’s principal regulatory proceedings before the CPUC and the FERC at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. It is possible that these regulatory filings or information included therein could be deemed to be material information. The information contained on this website is not part of this prospectus or any other report that Corp or the Company files with, or furnishes to, the SEC. Corp and the Company are providing the address to this website solely for the information of investors and do not intend the address to be an active link. Corp and the Company also routinely post or provide direct links to presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “News & Events: Events & Presentations” tab, in order to publicly disseminate such information.

SUMMARY
This summary highlights selected information about us and the Exchange Offer and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that may be important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the Exchange Notes and the Exchange Offer.

Our Company
We are one of the largest combination natural gas and electric utilities in the United States. We were incorporated in California in 1905 and are a subsidiary of PG&E Corporation. We provide natural gas and electric service to approximately 16 million people throughout a 70,000-square-mile service area in northern and central California. We generate revenues mainly through the sale and delivery of electricity and natural gas to customers. The principal executive offices of PG&E Corporation and Pacific Gas and Electric Company are located at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177, and the telephone number of Pacific Gas and Electric Company is (415) 973-7000.

This prospectus contains summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents themselves for complete information. All such summaries are qualified in their entirety by such reference. To obtain timely delivery, you must request the information incorporated by reference herein no later than five business days before the Expiration Date (as defined below) of the Exchange Offer. We will, upon request, provide without charge to each person to whom this prospectus is delivered a copy of any or all of the documents incorporated or deemed to be incorporated by reference into this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this prospectus). See “Where You Can Find More Information”.

SUMMARY OF THE EXCHANGE OFFER

On November 29, 2017, we completed a private offering of $500,000,000 aggregate principal amount of Floating Rate Senior Notes due November 28, 2018, $1,150,000,000 aggregate principal amount of 3.30% Senior Notes due December 1, 2027 and $850,000,000 aggregate principal amount of 3.95% Senior Notes due December 1, 2047, which we collectively refer to as the “Restricted Notes”. As part of that offering, we entered into a registration rights agreement with the initial purchasers of those Restricted Notes in which we agreed to use our commercially reasonable efforts to complete an exchange offer for such Restricted Notes in compliance with applicable securities laws. See “The Exchange Offer—Purpose of the Exchange Offer”.

The following is a brief summary of certain terms of the Exchange Offer and the principal terms of the Exchange Notes. It may not contain all the information that is important to you. For additional information regarding the Exchange Offer and the Exchange Notes, see “The Exchange Offer” and “Description of the Exchange Notes”.

Issuer	Pacific Gas and Electric Company.
Restricted Notes	$500,000,000 in aggregate principal amount of Floating Rate Senior Notes due November 28, 2018.
$1,150,000,000 in aggregate principal amount of 3.30% Senior Notes due December 1, 2027.
$850,000,000 in aggregate principal amount of 3.95% Senior Notes due December 1, 2047.
Exchange Notes	$500,000,000 in aggregate principal amount of Floating Rate Senior Notes due November 28, 2018.
$1,150,000,000 in aggregate principal amount of 3.30% Senior Notes due December 1, 2027.
$850,000,000 in aggregate principal amount of 3.95% Senior Notes due December 1, 2047.
The Exchange Notes have been registered under the Securities Act.

The form and terms of the Exchange Notes are identical in all material respects to those of the Restricted Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes.

In addition, the Exchange Notes bear different CUSIP and ISIN numbers than the corresponding series of Restricted Notes.
The Exchange Offer
We are offering to exchange up to $500,000,000 aggregate principal amount of the 2018 Restricted Notes, $1,150,000,000 aggregate principal amount of the 2027 Restricted Notes and $850,000,000 aggregate principal amount of the 2047 Restricted Notes for a like aggregate principal amount of the 2018 Exchange Notes, 2027 Exchange Notes and 2047 Exchange Notes, respectively, to satisfy certain of our obligations under the registration rights agreement that we entered into when the Restricted Notes were issued in reliance upon exemptions from registration under the Securities Act.

The Restricted Notes may only be tendered in minimum denominations of $100,000 in principal amount or in integral multiples of $1,000 in excess thereof. See “The Exchange Offer—Terms of the Exchange Offer”.

In order to exchange the Restricted Notes, you must follow the required procedures and we must accept the Restricted Notes for exchange. We will exchange all Restricted Notes validly tendered and not validly withdrawn prior to the Expiration Date (as defined below) of the Exchange Offer. See “The Exchange Offer”.

Expiration Date; Tenders
The Exchange Offer will expire at 5:00 p.m., New York City time, on                , 2018, unless extended by us (such date and time, as they may be extended, the “Expiration Date”). By tendering your Restricted Notes, you represent to us that:

	●	any Exchange Notes to be received by you will be acquired in the ordinary course of your business;
	●	you are not participating and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes;
	●	you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of ours; and
●
if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Restricted Notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution”.

Withdrawal	You may withdraw any Restricted Notes tendered in the Exchange Offer at any time prior to the Expiration Date. See “The Exchange Offer—Withdrawal Rights”.
Conditions to the Exchange Offer
The Exchange Offer is subject to customary conditions, which we may waive. The Exchange Offer is not conditioned upon the tender of any minimum principal amount of outstanding Restricted Notes. See “The Exchange Offer—Conditions to the Exchange Offer”.

Procedures for Tendering Restricted Notes	You must do the following on or prior to the expiration or termination of the Exchange Offer to participate in the Exchange Offer:
●
tender your Restricted Notes by sending the certificates for your Restricted Notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., as Exchange Agent, at one of the addresses listed below under the caption “The Exchange Offer—Exchange Agent”; or

●
tender your Restricted Notes by using the book-entry transfer procedures described below and sending a properly completed and duly executed letter of transmittal, with any required signature guarantees, or causing to be delivered an agent’s message instead of the letter of transmittal, to the Exchange Agent. In order for a book-entry transfer to constitute a valid tender of your Restricted Notes in the Exchange Offer, The Bank of New York Mellon Trust Company, N.A., as Exchange Agent, must receive a confirmation of book-entry transfer of your Restricted Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”) prior to the expiration or termination of the Exchange Offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “The Exchange Offer—Book-Entry Transfers”.

For more information on the procedures for tendering the Restricted Notes, see the discussion under the caption “The Exchange Offer—Procedures for Tendering Restricted Notes”.
Special Procedures for Beneficial Owners
If you are a beneficial owner whose Restricted Notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Restricted Notes in the Exchange Offer, you should promptly contact the person in whose name the Restricted Notes are registered and instruct that person to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Restricted Notes by causing DTC to transfer the Restricted Notes into the exchange agent’s account. If you wish to tender your Restricted Notes in the Exchange Offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your Restricted Notes, you must either make appropriate arrangements to register ownership of the Restricted Notes in your name with DTC or obtain a properly completed note power from the person in whose name the Restricted Notes are registered.

Use of Proceeds	We will not receive any cash proceeds from the Exchange Offer.
Exchange Agent
The Bank of New York Mellon Trust Company, N.A., is the “Exchange Agent” for the Exchange Offer. You can find the address, telephone number and e-mail address of the Exchange Agent below under the caption “The Exchange Offer—Exchange Agent”. The Bank of New York Mellon Trust Company, N.A. is also the trustee under the Indenture governing the Restricted Notes and Exchange Notes.

Resales
Based on interpretations by the SEC staff, as detailed in a series of no-action letters issued to third parties, we believe that the Exchange Notes issued in the Exchange Offer pursuant to this prospectus may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

	●	any Exchange Notes to be received by you will be acquired in the ordinary course of your business;
	●	you are not participating and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes; and
	●	you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of ours.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers making exchange offers similar to ours. We cannot guarantee the SEC would make a similar decision about our Exchange Offer. If our belief is wrong, you could incur liability under the Securities Act. We will not indemnify or otherwise protect you against any loss incurred as a result of this liability under the Securities Act.

If you are an “affiliate” (within the meaning of Rule 405 under the Securities Act) of ours or are participating or have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes:

	●	you cannot rely on the applicable interpretations of the staff of the SEC;
	●	you will not be entitled to participate in the Exchange Offer; and
	●	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction of the Exchange Notes.
See the discussion below under the caption “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes” for more information.
Broker-Dealer
Each broker or dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the Exchange Notes issued in the Exchange Offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the Exchange Notes.

Furthermore, any broker-dealer that acquired any of its Restricted Notes directly from us:
●
may not rely on the applicable interpretation of the SEC staff’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

	●	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Under the registration rights agreement, we have agreed to make available a prospectus in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, to any participating broker-dealer for use in connection with any resale of any Exchange Notes acquired in the Exchange Offer for the period beginning when the Exchange Notes are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 30th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Restricted Notes. See “Plan of Distribution”.

Registration Rights Agreement
When we issued the Restricted Notes on November 29, 2017, we entered into a registration rights agreement with the initial purchasers of the Restricted Notes, pursuant to which we agreed, for the benefit of the holders of the Restricted Notes, at our cost, to use commercially reasonable efforts to:

●
file a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the Exchange Notes will not contain transfer restrictions or provisions regarding the additional interest in case of a Registration Default (as defined below);

	●	cause the Exchange Offer Registration Statement to become effective under the Securities Act;
	●	complete the Exchange Offer not later than the 365th day following the date of the registration rights agreement; and
	●	have the Exchange Offer Registration Statement remain effective until 30 days after the last Exchange Date for use by one or more participating broker-dealers.

If we do not complete the Exchange Offer on or prior to November 29, 2018, or if we fail to meet certain other conditions described in the registration rights agreement, the interest rate borne by the affected series of Restricted Notes will increase at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of the Registration Default with respect to such series, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum of additional interest of 0.50% per annum in the aggregate for the affected series, from and including the date on which such Registration Default occurred to, but excluding, the date on which all Registration Defaults with respect to such series have been cured.

Under some circumstances set forth in the registration rights agreement, holders of the Restricted Notes, including holders who are not permitted to participate in the Exchange Offer, may require us to file, and cause to become effective, a shelf registration statement covering resales of the Restricted Notes by these holders.

A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “The Exchange Offer—Purpose of the Exchange Offer”.

Consequences of Failure to Exchange
Restricted Notes that are not tendered or that are tendered but not accepted will, following the completion of the Exchange Offer, be returned to the tendering holder, remain outstanding and continue to be subject to their existing terms. See “Risk Factors” and “The Exchange Offer—Terms of the Exchange Offer”. Following the completion of the Exchange Offer, we will have no obligation to exchange Restricted Notes for Exchange Notes.

The trading market for Restricted Notes not exchanged in the Exchange Offer may be more limited than it is at present. Therefore, if your Restricted Notes are not tendered and accepted in the Exchange Offer, it may become more difficult for you to sell or transfer your unexchanged Restricted Notes.

Regulatory Requirements
We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the Exchange Offer, other than the notice of effectiveness under the Securities Act of the registration statement pursuant to which the Exchange Offer is being made.

Material Tax Considerations
The exchange of Restricted Notes for Exchange Notes pursuant to the Exchange Offer generally will not be a taxable event for U.S. federal income tax purposes. You should consult your own tax advisor to determine the U.S. federal, state and other tax consequences of the exchange of the Restricted Notes for the Exchange Notes. See “Material U.S. Federal Income Tax Consequences”.

Accounting Treatment
We will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer. The expenses of the Exchange Offer that we pay will increase our deferred financing costs in accordance with U.S. GAAP. See “The Exchange Offer—Accounting Treatment”.

Risk Factors	See “Risk Factors” for a discussion of factors that should be considered before exchanging any series of Restricted Notes in the Exchange Offer.

SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

The summary below describes the principal terms of the Exchange Notes. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms of the Exchange Notes. As used in this section, the terms “we,” “us” and “our” refer to Pacific Gas and Electric Company, and not to any of its subsidiaries.

Issuer	Pacific Gas and Electric Company.
Exchange Notes Offered	$500,000,000 in aggregate principal amount of Floating Rate Senior Notes due November 28, 2018.
$1,150,000,000 in aggregate principal amount of 3.30% Senior Notes due December 1, 2027.
$850,000,000 in aggregate principal amount of 3.95% Senior Notes due December 1, 2047.
Maturity Dates	The 2018 Exchange Notes will mature on November 28, 2018.
The 2027 Exchange Notes will mature on December 1, 2027.
The 2047 Exchange Notes will mature on December 1, 2047.
Interest
The 2018 Exchange Notes will accrue interest at a per annum rate equal to three-month LIBOR for U.S. dollars plus 0.23% (or 23 basis points), reset quarterly as more fully described herein, and will be payable quarterly in arrears on May 28, 2018, August 28, 2018 and November 28, 2018.  See the discussion below under the caption “Description of the Exchange Notes—Interest—Rate of Interest on the 2018 Notes” and “Description of the Exchange Notes—Interest—Interest Rate Determination on the 2018 Notes” for more information.

The 2027 Exchange Notes will accrue interest at 3.30% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2018.
The 2047 Exchange Notes will accrue interest at 3.95% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2018.

In the case of each series of Exchange Notes, interest will accrue from the most recent date to which interest on the corresponding series of Restricted Notes has been paid, or if no interest has been paid with respect to such series, from November 29, 2017. No interest will be paid on any series of Restricted Notes that is tendered and accepted for exchange following their acceptance for exchange with respect to such series.

Ranking
The Exchange Notes will be our direct, unsecured and unsubordinated obligations and will rank equally with all our other existing and future unsecured and unsubordinated obligations. The Exchange Notes will be effectively subordinated to all our secured debt. As of December 31, 2017, we had approximately $17.4 billion of long-term debt outstanding (net of current portion), none of which was secured.

Optional Redemption	The 2018 Exchange Notes will not be redeemable prior to maturity.

We may redeem the 2027 Exchange Notes, in whole or in part, at any time or from time to time, prior to September 1, 2027 (the date that is three months prior to the maturity date of the 2027 Exchange Notes) and we may redeem the 2047 Exchange Notes, in whole or in part, at any time or from time to time, prior to June 1, 2047 (the date that is six months prior to the maturity date of the 2047 Exchange Notes), in each case, at a specified make-whole premium described under the heading “Description of Exchange Notes— Optional Redemption for Fixed Rate Notes,” plus accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after September 1, 2027 with respect to the 2027 Exchange Notes (the date that is three months prior to the maturity date of the 2027 Exchange Notes) and on or after June 1, 2047 with respect to the 2047 Exchange Notes (the date that is six months prior to the maturity date of the 2047 Exchange Notes), such series of Exchange Notes will be redeemable, in whole or in part, at our option at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Fixed Rate Exchange Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Certain Covenants	The indenture that will govern the Exchange Notes contains covenants limiting our ability and our subsidiaries’ ability to:
● incur or assume debt secured by certain property,
● enter into certain sale and leaseback transactions, and
● consolidate with or merge with or into any other person or convey, otherwise transfer or lease all or substantially all our principal property.
However, each of these covenants is subject to certain exceptions. You should read “Description of Exchange Notes—Covenants” for a description of these covenants.
Absence of Public Trading Market
We do not intend to list any series of Exchange Notes on any securities exchange nor will any series of Exchange Notes be quoted on any automated dealer quotation system. If issued, the Exchange Notes generally will be freely transferable but will also be new securities for which there will not initially be a market. We cannot assure you that any trading market for the Exchange Notes of any series will develop upon completion of the Exchange Offer or, if such a market does develop, that such market will be maintained or as to the liquidity of any market. Accordingly, we cannot provide assurance as to the development or liquidity of any market for any series of Exchange Notes. See “Risk Factors—Your ability to transfer the Exchange Notes may be limited by the absence of an active trading market, and an active trading market may not develop for the Exchange Notes”.

Governing Law	The indenture is, and the Exchange Notes will be, governed by, and construed in accordance with, the laws of the State of New York.
Trustee	The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

Investing in our securities involves risk. Please see risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed by the Company with the SEC, which are incorporated by reference in this prospectus, as updated or supplemented herein. Before deciding whether to participate in the Exchange Offer, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

If the Company were to be found liable for one or more of the Northern California wildfires, Corp and the Company would likely require additional financing, which may include secured indebtedness to which the Exchange Notes offered hereby would be effectively subordinated.

If the Company were to be found liable for one or more of the Northern California wildfires, Corp and the Company would likely require additional financing, which may be substantial, to satisfy obligations as they become due, including claims for property damages, interest and attorneys’ fees, fire suppression costs, personal injury damages, and other damages. Any such financing could take a number of forms, including indebtedness incurred by the Company secured by liens on the Company’s assets, in which case the Exchange Notes offered hereby would be effectively subordinated to such indebtedness to the extent of the value of such collateral. Such new financing could also require amortization, mandatory redemption or have near-term maturities, such that substantial cash outflows could occur prior to the maturity of the Exchange Notes offered hereby. In addition, the incurrence of additional indebtedness could make it more difficult to satisfy existing financial obligations, including those relating to the Exchange Notes offered hereby.

Our indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under our outstanding indebtedness and the Exchange Notes.

As of December 31, 2017, we had approximately $17.4 billion of long-term debt outstanding (net of current portion). Our indebtedness could have important consequences for you. For example, it could:

●	make it difficult for us to satisfy our obligations with respect to the Exchange Notes;

●	increase our vulnerability to general adverse economic and industry conditions;

●
require us to dedicate a portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

●	make it difficult for us to optimally capitalize and manage the cash flow for our businesses;

●	limit our flexibility in planning for, or reacting to, changes in our businesses and the markets in which we operate;

●	place us at a competitive disadvantage compared to our competitors that have less debt; and

●	limit our ability to borrow additional funds or to borrow funds at rates or on other terms we find acceptable.

In addition, the agreements governing our indebtedness, including our credit facility agreements, impose operating and financial restrictions on our activities. For example, Corp’s and the Company’s respective credit agreements contain financial covenants that require each company to maintain a ratio of consolidated total debt to consolidated capitalization of at most 65%.

We may incur additional indebtedness in the future. If new debt is added to current debt levels, the risks described above could intensify. Furthermore, if future debt financing is not available to us when required or is not available on acceptable terms, we may be unable to grow our business, take advantage of business opportunities, respond to competitive pressures or refinance maturing debt, any of which could have a material adverse effect on our operating results and financial condition.

Any Restricted Notes that are not exchanged will continue to be restricted securities and, following completion of the Exchange Offer, will have a less liquid trading market.

Restricted Notes that you do not tender or we do not accept will, following the Exchange Offer, continue to be subject to the restrictions on transfer applicable to the Restricted Notes. The restrictions on transfer of your Restricted Notes arise because we issued the Restricted Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Restricted Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Restricted Notes under the Securities Act. For further information regarding the consequences of tendering your Restricted Notes in the Exchange Offer, see the discussion below under the caption “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes”.

Because we anticipate that most holders of Restricted Notes will elect to exchange their Restricted Notes, we expect that the liquidity of the market for any Restricted Notes remaining after the completion of the Exchange Offer will be substantially limited. Any Restricted Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the Restricted Notes outstanding. Following the Exchange Offer, if you do not tender your Restricted Notes, you generally will not have any further registration rights, and your Restricted Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Restricted Notes could be adversely affected by the Exchange Offer.

Your ability to transfer the Exchange Notes may be limited by the absence of an active trading market, and an active trading market may not develop for the Exchange Notes.

The Exchange Notes will be a new issue of securities for which there is no established trading market. We do not intend to list the Exchange Notes on any national securities exchange or include the Exchange Notes in any automated quotation system. Therefore, an active market for the Exchange Notes may not develop or be maintained, which would adversely affect the market price and liquidity of the Exchange Notes. In that case, the noteholders may not be able to sell their Exchange Notes at a particular time or at a favorable price, if at all.

Even if an active trading market for the Exchange Notes does develop, there is no guarantee that it will continue. In addition, subsequent to their initial issuance, the Exchange Notes may trade at a discount, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

The ability of a broker-dealer to transfer the Exchange Notes may be restricted.

A broker-dealer that acquired the Restricted Notes for its own account as a result of market-making activities or other trading activities must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

You must comply with the Exchange Offer procedures in order to receive new, freely tradable Exchange Notes.

Delivery of the Exchange Notes in exchange for the Restricted Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of the following:

●
certificates for Restricted Notes or a book-entry confirmation of a book-entry transfer of Restricted Notes into the Exchange Agent’s account at DTC, New York, New York as depository, including an agent’s message (as defined herein) if the tendering holder does not deliver a letter of transmittal;

●	a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent’s message in lieu of the letter of transmittal; and

●	any other documents required by the letter of transmittal.

Therefore, holders of Restricted Notes who would like to tender Restricted Notes in exchange for Exchange Notes should allow enough time for the Restricted Notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of the Restricted Notes for exchange. The Restricted Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the Exchange Offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the Exchange Offer, certain registration and other rights under the registration rights agreement will terminate. See “The Exchange Offer—Procedures for Tendering Restricted Notes” and “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes”.

Some holders who exchange their Restricted Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Restricted Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 may adversely affect the value of the 2018 Exchange Notes.

Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers’ Association (“BBA”) in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR.

Actions by the BBA, regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere, but it is possible that LIBOR will be discontinued or modified by 2021. It is not possible to predict the effect that this announcement or any such discontinuance will have on the three-month U.S. dollar LIBOR rate or the 2018 Exchange Notes. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for LIBOR-based securities, the value of the 2018 Exchange Notes and the level of interest payments on the 2018 Exchange Notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratios of earnings to fixed charges of Pacific Gas and Electric Company for the periods indicated.
	Year Ended December 31,(1)
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	2.35	2.04	1.67	2.55	2.23

(1)	Refer to Exhibit 12.01 of our Annual Report on Form 10-K for the year ended December 31, 2017 for the computation of these ratios.

USE OF PROCEEDS

The Exchange Offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the Restricted Notes. We will not receive any cash proceeds from the Exchange Offer. The Restricted Notes exchanged in connection with the Exchange Offer will be retired and cancelled and will not be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in our indebtedness other than to the extent that we incur any indebtedness in connection with the payment of expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the exchange agent and accounting and legal fees.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The selected historical consolidated historical financial information presented below for the years ended December 31, 2017, 2016, 2015, 2014 and 2013, and at year-end on December 31, 2017, 2016, 2015, 2014 and 2013, are derived from our consolidated financial statements. You should read this table along with our Annual Report on Form 10-K for our fiscal year ended December 31, 2017.

(in millions, except per share amounts)	2017	2016	2015	2014	2013

Pacific Gas and Electric Company
For the Year Ended December 31,
Operating revenues	$17,138	$17,667	$16,833	$17,088	$15,593
Operating income	2,900	2,181	1,511	2,452	1,790
Income available for common stock	1,677	1,388	848	1,419	852
At Year-End on December 31,
Total assets	67,884	68,374	63,037	59,964	55,137
Long-term debt (excluding current portion)	17,403	15,872	15,577	14,799	12,805
Capital lease obligations (excluding current portion) (1)	18	31	49	69	90

_________________________

(1) The capital lease obligations amounts are included in noncurrent liabilities - other in Corps and the Company’s Consolidated Balance Sheets.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

When we issued the Restricted Notes on November 29, 2017, we entered into a registration rights agreement with the initial purchasers of the Restricted Notes, pursuant to which we agreed, for the benefit of the holders of the Restricted Notes, at our cost, to use commercially reasonable efforts to:

●
file a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the Exchange Notes will not contain transfer restrictions or provisions regarding the additional interest in case of a Registration Default (as defined below);

●	cause the Exchange Offer Registration Statement to become effective under the Securities Act;

●	complete the Exchange Offer not later than the 365th day following the date of the registration rights agreement; and

●	have the Exchange Offer Registration Statement remain effective until 30 days after the last Exchange Date for use by one or more participating broker-dealers.

If we do not complete the Exchange Offer on or prior to November 29, 2018 or if we fail to meet certain other conditions described in the registration rights agreement, the interest rate borne by the affected series of Restricted Notes will increase at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of the Registration Default with respect to such series, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum of additional interest of 0.50% per annum in the aggregate for the affected series, from and including the date on which such Registration Default occurred to, but excluding, the date on which all Registration Defaults with respect to such series have been cured.

Under some circumstances set forth in the registration rights agreement, holders of the Restricted Notes, including holders who are not permitted to participate in the Exchange Offer, may require us to file, and cause to become effective, a shelf registration statement covering resales of the Restricted Notes by these holders.

We are making the Exchange Offer in reliance on the position of the SEC as described in previous no-action letters issued to third parties, including in Exxon Capital Holdings Corporation (April 13, 1988), Morgan Stanley & Co., Inc. (June 5, 1991), Shearman & Sterling (July 2, 1993) and similar no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder who exchanges Restricted Notes for Exchange Notes in the Exchange Offer generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. The preceding sentence does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a “distribution”, as defined in the Securities Act, of the Exchange Notes. We have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the Exchange Offer to distribute such Exchange Notes following completion of the Exchange Offer, and, to the best of our information and belief, we are not aware of any person that will participate in the Exchange Offer with a view to distribute the Exchange Notes. A holder who exchanges Restricted Notes for Exchange Notes in the Exchange Offer for the purpose of distributing such Exchange Notes cannot rely on the interpretations of the staff of the SEC in the aforementioned no-action letters, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale of the Exchange Notes and must be identified as an underwriter in the prospectus.

Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes, where the Restricted Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes and that it has not entered into any agreement or understanding with us or any of our “affiliates”, as defined in Rule 405 under the Securities Act, to participate in a “distribution”, as defined under the Securities Act, of the Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution”.

The summary herein of certain provisions of the registration rights agreement does not purport to be complete, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer

We are offering holders of the Restricted Notes the opportunity to exchange their Restricted Notes for Exchange Notes in the manner described in this prospectus and the accompanying Letter of Transmittal.

Subject to the terms and the satisfaction or waiver of the conditions detailed in this prospectus, we will accept for exchange all Restricted Notes which are validly tendered on or prior to the Expiration Date and not validly withdrawn as permitted below. The Exchange Offer will expire at 5:00 p.m., New York City time, on                  , 2018, unless extended by us (such date and time, as they may be extended, the “Expiration Date”).

The terms of the Exchange Notes will be substantially identical to the terms of the corresponding series of the Restricted Notes, except that the Exchange Notes will not contain terms with respect to additional interest for failure to fulfill certain of our obligations under the registration rights agreement and transfer restrictions. The Exchange Notes will evidence the same debt as the Restricted Notes of such series. The Exchange Notes will be issued under and entitled to the benefits of the same indenture under which the outstanding Restricted Notes were issued. The Exchange Notes and the corresponding series of the Restricted Notes will constitute a single class for all purposes under the indenture governing the notes. For a description of the indenture governing the notes, please see “Description of the Exchange Notes”.

The Exchange Offer is not conditioned upon any minimum aggregate principal amount of any series of Restricted Notes being tendered for exchange. Any Restricted Notes not tendered will remain outstanding and continue to accrue interest but will not retain any rights under the registration rights agreement, except as otherwise specified therein.

As of the date of this prospectus, $500,000,000 aggregate principal amount of the 2018 Restricted Notes, $1,150,000,000 aggregate principal amount of the 2027 Restricted Notes and $850,000,000 aggregate principal amount of the 2047 Restricted Notes are outstanding. This prospectus, together with the Letter of Transmittal, is first being sent on or about the date hereof to all holders of Restricted Notes known to us.

We expressly reserve the right, at any time prior to the expiration of the Exchange Offer, to extend the period of time during which the Exchange Offer is open and delay acceptance for exchange of any Restricted Notes, by giving oral or written notice of such extension to holders thereof as described below. During any such extension, all the Restricted Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us. Any Restricted Notes not accepted for exchange for any reason will be returned without expense to an account maintained with DTC promptly upon expiration or termination of the Exchange Offer.

The Restricted Notes tendered in the Exchange Offer must be in denominations of principal amount of $100,000 and any integral multiple of $1,000 in excess thereof.

We expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Restricted Notes, upon the occurrence of any of the conditions of the Exchange Offer specified under “—Conditions to the Exchange Offer”. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Restricted Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 AM, New York City time, on the next business day after the previously scheduled Expiration Date.

Procedures for Tendering Restricted Notes

The tender to us of Restricted Notes by you as set forth below and our acceptance of the Restricted Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal. Except as set forth below, to tender Restricted Notes for exchange pursuant to the Exchange Offer, you must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal or, in the case of a book-entry transfer, an agent’s message in lieu of such Letter of Transmittal, to The Bank of New York Mellon Trust Company, N.A., as Exchange Agent, at the address set forth below under “—Exchange Agent” on or prior to the Expiration Date. In addition, either:

●	certificates for such Restricted Notes must be received by the Exchange Agent along with the Letter of Transmittal; or

●
a timely confirmation of a book-entry transfer (a “book-entry confirmation”) of such Restricted Notes, if such procedure is available, into the Exchange Agent’s account at DTC pursuant to the procedure for book-entry transfer must be received by the Exchange Agent, prior to the Expiration Date, with the Letter of Transmittal or an agent’s message in lieu of such Letter of Transmittal.

The term “agent’s message” means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry transfer, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the Letter of Transmittal.

The method of delivery of Restricted Notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or Restricted Notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Restricted Notes surrendered for exchange are tendered:

●	by a holder of the Restricted Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the Letter of Transmittal; or

●	for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an “eligible institution”). If Restricted Notes are registered in the name of a person other than the signer of the Letter of Transmittal, the Restricted Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the Exchange Agent determine in our discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Restricted Notes, such Restricted Notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the Restricted Notes.

If the Letter of Transmittal or any Restricted Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the Exchange Agent, proper evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.

If you are a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your Restricted Notes, you should promptly instruct the registered holder to tender such Restricted Notes on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Restricted Notes by causing DTC to transfer the Restricted Notes into the Exchange Agent’s account.

If you wish to tender your Restricted Notes in the Exchange Offer on your own behalf, prior to completing and executing the Letter of Transmittal and delivering your Restricted Notes, you must either make appropriate arrangements to register ownership of the Restricted Notes in your name with DTC or obtain a properly completed note power from the person in whose name the Restricted Notes are registered.

We or the Exchange Agent, in our discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Restricted Notes tendered for exchange. We reserve the right to reject any and all tenders not validly tendered or to not accept any tender which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the Exchange Offer as to any individual tender before the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender the Restricted Notes in the Exchange Offer). Our or the Exchange Agent’s interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) as to any particular tender either before or after the Expiration Date will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of the Restricted Notes for exchange must be cured within a reasonable period of time, as we determine. We are not nor is the Exchange Agent or any other person under any duty to notify you of any defect or irregularity with respect to your tender of the Restricted Notes for exchange, and no one will be liable for failing to provide such notification.

By tendering the Restricted Notes, you represent to us that: (1) any Exchange Notes to be received by you will be acquired in the ordinary course of your business, (2) you are not participating and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (3) you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of ours and (4) if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Restricted Notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus (or, to the extent permitted by law, making available a prospectus to purchasers) in connection with any resale of such Exchange Notes. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution”.

If any holder or other person is an “affiliate” of ours (within the meaning of Rule 405 under the Securities Act), or is participating or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, that holder or other person cannot rely on the applicable interpretations of the staff of the SEC, may not tender its Restricted Notes in the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes, where the Restricted Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act (other than in connection with a resale of an unsold allotment from the original sale of the Restricted Notes).

Furthermore, any broker-dealer that acquired any of its Restricted Notes directly from us:

●
may not rely on the applicable interpretation of the SEC staff’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

●	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

By delivering a letter of transmittal or an agent’s message, a holder or a beneficial owner (whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee) will have or will be deemed to have irrevocably appointed the Exchange Agent as its agent and attorney-in-fact (with full knowledge that the Exchange Agent is also acting as an agent for us in connection with the Exchange Offer) with respect to the Restricted Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest subject only to the right of withdrawal described in this prospectus), to receive for our account all benefits and otherwise exercise all rights of beneficial ownership of such Restricted Notes, in accordance with the terms and conditions of the Exchange Offer.

Each holder or beneficial owner will also have or be deemed to have represented and warranted to us that it has authority to tender, exchange, sell, assign and transfer the Restricted Notes it tenders and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title to such Restricted Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Restricted Notes tendered are not subject to any proxies or adverse claims. Each holder and beneficial owner, by tendering its Restricted Notes, also agrees that it will comply with its obligations under the registration rights agreement.

Acceptance of Restricted Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the Exchange Offer, we will accept, promptly upon the Expiration Date, all the Restricted Notes validly tendered and not validly withdrawn and will issue the Exchange Notes promptly after acceptance of the Restricted Notes. See “The Exchange Offer—Conditions to the Exchange Offer”.

For purposes of the Exchange Offer, we will be deemed to have accepted validly tendered Restricted Notes for exchange if and when we give written notice to the Exchange Agent.

The holder of each Restricted Note accepted for exchange will receive an Exchange Note of the corresponding series in an amount equal to the principal amount of the surrendered Restricted Note. Holders of the Exchange Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid on the Restricted Notes or, if no interest has been paid, from the issue date of the Restricted Notes. Holders of the Exchange Notes will not receive any payment in respect of accrued interest on the corresponding series of Restricted Notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the Exchange Offer. Interest on the Restricted Notes accepted for exchange will cease to accrue upon the issuance of the Exchange Notes of the corresponding series.

In all cases, issuance of the Exchange Notes for the Restricted Notes of the corresponding series that are accepted for exchange will be made only after timely receipt by the Exchange Agent of an agent’s message and a timely confirmation of book-entry transfer of the Restricted Notes into the Exchange Agent’s account at DTC. If a tender is made pursuant to a letter of transmittal, a holder must complete, sign and date the letter of transmittal, or a fascimile thereof; have the signatures guaranteed if required by the letter of transmittal; and mail or otherwise deliver the signed letter of transmittal or the signed facsimile, the Restricted Notes and any other required documents to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted Restricted Notes will be returned without expense to the holder or, in the case of Restricted Notes tendered by book-entry transfer into the Exchange Agent’s account at DTC pursuant to the book-entry procedures described below, an account maintained by the holder or on the holder’s behalf with DTC promptly upon the expiration or termination of the Exchange Offer.

Book-Entry Transfers

The Exchange Agent will make a request to establish an account for the Restricted Notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of the Restricted Notes by causing DTC to transfer those Restricted Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedure for transfer. This participant should transmit its acceptance to DTC on or prior to the Expiration Date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Restricted Notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent confirmation of this book-entry transfer. A tender of Restricted Notes through a book-entry transfer into the Exchange Agent’s account will only be effective if an agent’s message or the Letter of Transmittal with any required signature guarantees and any other required documents are transmitted to and received or confirmed by the Exchange Agent at the address set forth below under the caption “—Exchange Agent”, prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Exchange Agent.

Withdrawal Rights

For a withdrawal of a tender of any Restricted Notes to be effective, the Exchange Agent must either:

●
receive a valid withdrawal request through the DTC’s Automated Tender Offer Program system from the tendering DTC participant before the Expiration Date. Any such request for withdrawal must include the VOI number of the tender to be withdrawn and the name of the ultimate beneficial owner of the related Restricted Notes in order that such Restricted Notes may be withdrawn; or

●
receive a written notice of withdrawal from a holder, delivered to one of the addresses set forth under “The Exchange Offer—Exchange Agent”, which includes a statement that such holder is withdrawing its Restricted Notes and specifies (i) the name of the person having tendered the Restricted Notes to be withdrawn; (ii) the Restricted Notes to be withdrawn (including the aggregate principal amount of each series of such Restricted Notes); and (iii) where certificates for the Restricted Notes have been transmitted, the name in which such Restricted Notes are registered, if different from that of the withdrawing holder. If certificates for Restricted Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution.

Validly withdrawn Restricted Notes may be re-tendered by following the procedures described under “The Exchange Offer—Procedures for Tendering Restricted Notes” above at any time on or before 5:00 p.m., New York City time, on the Expiration Date.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal. Any Restricted Notes so withdrawn will be deemed not to have been validly tendered for exchange. No Exchange Notes will be issued unless the Restricted Notes so withdrawn are validly re-tendered.

Conditions to the Exchange Offer

Notwithstanding any other provision of the Exchange Offer, we are not required to accept for exchange, or to issue the Exchange Notes in exchange for, any Restricted Notes and may terminate or amend the Exchange Offer, if any of the following events occur prior to the Expiration Date:

(a)	the Exchange Offer violates any applicable law or applicable interpretation of the staff of the SEC; or

(b)
there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

(1)
seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or

(2)	resulting in a material delay in our ability to accept for exchange or exchange some or all of the Exchange Notes pursuant to the Exchange Offer;

or any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our reasonable judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of the Exchange Notes having obligations with respect to resales and transfers of the Exchange Notes which are greater than those described in the interpretation of the SEC referred to in “—Procedures for Tendering Restricted Notes”, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

(c)	we have not obtained any governmental approval which we deem necessary for the consummation of the Exchange Offer; or

(d)	there has occurred:

(1)	any general suspension of, or general limitation on, prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,

(2)	any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the Exchange Offer,

(3)
a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

(4)
a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

(e)
any change (or any development involving a prospective change) has occurred or is threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the Restricted Notes or the Exchange Notes;

which, in each case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable, in our reasonable judgment, to proceed with the Exchange Offer, such acceptance for exchange or such exchange.

The foregoing conditions are for our benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any Restricted Notes tendered, and no Exchange Notes will be issued in exchange for any such Restricted Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

Exchange Agent3

We have appointed The Bank of New York Mellon Trust Company, N.A. as the Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or other documents should be directed to the Exchange Agent addressed as follows:

The Bank of New York Mellon Trust Company, N.A., Exchange Agent

By Registered or Certified Mail, Overnight Delivery:

The Bank of New York Mellon Trust Company, N.A.
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations
111 Sanders Creek Parkway
 East Syracuse, NY 13057
Attn: Eric Herr
Tel. No.: 315-414-3362

For Facsimile Transmission (for Eligible Institutions only):

732-667-9408

E-mail Inquiries:

CT_REORG_UNIT_INQUIRIES@BNYMELLON.COM

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We will pay the Exchange Agent customary fees for its services, reimburse the Exchange Agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent certified public accountants. We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

This solicitation is being made primarily by electronic means. Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the Exchange Agent.

Accounting Treatment

We will record the Exchange Notes at the same carrying value as the Restricted Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the Exchange Offer will be amortized over the terms of the Exchange Notes.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of the Restricted Notes in the Exchange Offer unless you instruct us to register the Exchange Notes in the name of, or request that the Restricted Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder or unless a transfer tax is imposed for any reason other than the exchange of Restricted Notes in connection with the Exchange Offer. In those cases, the tendering holder will be responsible for the payment of any applicable transfer tax. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption therefrom with the Letter of Transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Exchanging or Failing to Exchange Restricted Notes

The information below concerning specific interpretations of, and positions taken by, the staff of the SEC is not intended to constitute legal advice, and holders who wish to participate in the Exchange Offer should consult their own legal advisors with respect to those matters.

If you do not exchange your Restricted Notes for the Exchange Notes in the Exchange Offer, your Restricted Notes will continue to be subject to the provisions of the indenture regarding transfer and exchange of the Restricted Notes and the restrictions on transfer of the Restricted Notes imposed by the Securities Act and state securities law. These transfer restrictions are required because the Restricted Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Restricted Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Restricted Notes under the Securities Act.

Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued to third parties, we believe that the Exchange Notes issued in the Exchange Offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

●	any Exchange Notes to be received by you will be acquired in the ordinary course of your business;

●	you are not participating and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes; and

●	you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of ours.

If you are an “affiliate” (within the meaning of Rule 405 under the Securities Act) of ours, or are participating or have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes:

●	you cannot rely on the applicable interpretations of the staff of the SEC;

●	you will not be entitled to participate in the Exchange Offer; and

●	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

We do not intend to seek our own interpretation regarding the Exchange Offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

Each holder of the Restricted Notes who wishes to exchange such Restricted Notes for the related Exchange Notes in the Exchange Offer represents that:

●	any Exchange Notes to be received by it will be acquired in the ordinary course of its business;

●	it is not participating and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes;

●	it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of ours; and

●
if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making or other trading activities, then such holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchaser) in connection with any resale of such Exchange Notes. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution”.

As discussed above, in connection with resales of the Exchange Notes, any participating broker-dealer must deliver a prospectus meeting the requirements of the Securities Act. The staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes, other than a resale of an unsold allotment from the original sale of the Restricted Notes, with the prospectus contained in the Exchange Offer Registration Statement. Under the registration rights agreement, we have agreed, for a period of 30 days following the expiration of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any participating broker-dealer for use in connection with any resale of any Exchange Notes acquired in the Exchange Offer.

Neither we nor our board of directors make any recommendation to holders of the Restricted Notes as to whether to tender or refrain from tendering all or any portion of any series of their Restricted Notes pursuant to the Exchange Offer. Moreover, no one has been authorized to make any such recommendation. Holders of the Restricted Notes must make their own decision whether to tender pursuant to the Exchange Offer and, if so, the aggregate amount of the Restricted Notes to tender, after reading this prospectus and the Letter of Transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF THE EXCHANGE NOTES

General

As used in this section, the terms “we,” “us” and “our” refer to Pacific Gas and Electric Company, and not to any of its subsidiaries.

The 2018 Exchange Notes, 2027 Exchange Notes and 2047 Exchange Notes each constitute a separate series of debt securities under the Indenture (as defined below). Any Restricted Notes of a series that remain outstanding after completion of the Exchange Offer, together with the Exchange Notes of such series issued in the Exchange Offer, will be treated as a single class of securities under the Indenture.

The terms of the Exchange Notes will be substantially identical to the terms of the corresponding series of the Restricted Notes, except that the Exchange Notes will not contain terms with respect to additional interest for failure to fulfill certain of our obligations under the registration rights agreement and transfer restrictions. Unless the context otherwise requires, under this section “Description of the Exchange Notes”: (1) references to the “senior notes” include the Restricted Notes and the Exchange Notes; (2) references to the “2018 notes” include the 2018 Restricted Notes and the 2018 Exchange Notes; (3) references to the “2027 notes” include the 2027 Restricted Notes and the 2027 Exchange Notes; (4) references to the “2047 notes” include the 2047 Restricted Notes and the 2047 Exchange Notes; and (5) references to the “fixed rate notes” include the 2027 Restricted Notes, 2047 Restricted Notes, 2027 Exchange Notes and 2047 Exchange Notes.

The 2018 Exchange Notes are being offered in the aggregate principal amount of $500,000,000 and will mature on November 28, 2018.

The 2027 Exchange Notes are being offered in the aggregate principal amount of $1,150,000,000 and will mature on December 1, 2027.

The 2047 Exchange Notes are being offered in the aggregate principal amount of $850,000,000 and will mature on December 1, 2047.

We will issue the Exchange Notes under the indenture (the “Indenture”), dated November 29, 2017 (the “Restricted Notes Issue Date”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). We will issue the Exchange Notes in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

We will issue the Exchange Notes in the form of one or more global securities, which will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of DTC’s nominee. Information regarding DTC’s book-entry system is set forth under “Book-Entry Settlement and Clearance.” The Indenture includes the terms made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “1939 Act”), as a result of the Indenture being qualified under the 1939 Act. Pursuant to the 1939 Act, if a default occurs on the senior notes, The Bank of New York Mellon Trust Company, N.A. may be required to resign as Trustee under the Indenture if it has a conflicting interest (as defined in the 1939 Act), unless the default is cured, duly waived or otherwise eliminated within 90 days.

The following description is only a summary of the material provisions of the Indenture and does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because the Indenture, not this description, defines your rights as holders of the applicable senior notes. You may request copies of the Indenture at our address set forth under the heading “Where You Can Find More Information”.

We may, without consent of the holders of senior notes, issue additional indebtedness. Such additional indebtedness could be issued in the form of additional notes under the Indenture, having the same terms in all respects to the applicable series of senior notes (except for the offering price and the issue date and, in some cases, the first interest payment date) so that those additional notes will be consolidated and form a single series with the other outstanding senior notes of such series; provided that if the applicable series of senior notes and the same series of additional notes are not fungible for U.S. federal income tax purposes, a separate CUSIP number will be issued for any such additional notes.

Interest

Interest on the 2018 Notes

The 2018 notes bear interest from the Restricted Notes Issue Date or from the most recent date to which interest has been paid or provided for. We will pay interest on the 2018 notes quarterly on May 28, 2018, August 28, 2018 and November 28, 2018 (each, an “interest payment date”), to the persons in whose names the 2018 notes are registered at the close of business on the 15th calendar day (whether or not a Business Day) immediately preceding the related interest payment date; provided, however, that interest payable on the maturity date shall be payable to the person to whom the principal of such 2018 notes shall be payable. Interest on the 2018 notes will be computed on the basis of the actual number of days elapsed over a 360-day year.

As used in this section “Interest on the 2018 Notes,” “Business Day” means any day (1) that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York and, for any place of payment outside of the City of New York, in such place of payment, and (2) that is also a “London business day”, which is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Rate of Interest on the 2018 Notes

The interest rate on the 2018 notes was initially reset on February 28, 2018 and will be reset quarterly on May 28, 2018 and August 28, 2018 (each, an “interest reset date”). The 2018 notes will bear interest at a per annum rate equal to three-month LIBOR (as defined below) for the applicable interest reset period (as defined below) plus 0.23% (23 basis points). The interest rate on the 2018 notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Additionally, the interest rate on the 2018 notes will in no event be lower than zero.

Each “interest reset period” will be the period from and including an interest reset date to but excluding the immediately succeeding interest reset date; provided that the final interest reset period for the 2018 notes will be the period from and including the interest reset date immediately preceding the maturity date of such 2018 notes to but excluding the maturity date.

If any interest reset date would otherwise be a day that is not a Business Day, the interest reset date will be postponed to the immediately succeeding day that is a Business Day, except that if that Business Day is in the immediately succeeding calendar month, the interest reset date shall be the immediately preceding Business Day.

The interest rate in effect on each day will be (i) if that day is an interest reset date, the interest rate determined as of the interest determination date (as defined below) immediately preceding such interest reset date or (ii) if that day is not an interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date.

Interest Rate Determination on the 2018 Notes

The interest rate applicable to each interest reset period commencing on the related interest reset date will be the rate determined as of the applicable interest determination date. The “interest determination date” will be the second London business day immediately preceding the applicable interest reset date.

The Bank of New York Mellon Trust Company, N.A., or its successor appointed by us, will act as calculation agent. Three-month LIBOR will be determined by the calculation agent as of the applicable interest determination date in accordance with the following provisions:

(i)            LIBOR is the rate for deposits in U.S. dollars for the three-month period which appears on Reuters Screen LIBOR01 Page (as defined below) at approximately 11:00 a.m., London time, on the applicable interest determination date. “Reuters Screen LIBOR01 Page” means the display designated on page “LIBOR01” on Reuters Screen (or such other page as may replace the LIBOR01 page on that service, any successor service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Reuters Screen LIBOR01 Page, LIBOR for such interest determination date will be determined in accordance with the provisions of paragraph (ii) below.

(ii)            With respect to an interest determination date on which no rate appears on Reuters Screen LIBOR01 Page as of approximately 11:00 a.m., London time, on such interest determination date, the calculation agent shall request the principal London offices of each of four major reference banks in the London interbank market selected by us to provide the calculation agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, commencing on the second London business day immediately following such interest determination date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such interest determination date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such interest determination date will be the arithmetic mean of such quotations as calculated by the calculation agent. If fewer than two quotations are provided, LIBOR for such interest determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such interest determination date by three major banks selected by us for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the second London business day immediately following such interest determination date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by us are not quoting such rates as mentioned in this sentence, LIBOR for such interest determination date will be LIBOR determined with respect to the immediately preceding interest determination date.

All percentages resulting from any calculation of any interest rate for the 2018 notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

Promptly upon such determination, the calculation agent will notify us and the Trustee (if the calculation agent is not the Trustee) of the interest rate for the new interest reset period. Upon request of a holder of the 2018 notes, the calculation agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next interest reset period.

All calculations made by the calculation agent for the purposes of calculating interest on the 2018 notes shall be conclusive and binding on the holders and us, absent manifest errors.

Interest on the Fixed Rate Notes

The 2027 notes will bear interest from the Restricted Notes Issue Date or from the most recent date to which interest has been paid or provided for at 3.30% per annum, payable semiannually on each June 1 and December 1, commencing on June 1, 2018 to holders of record at the close of business on May 15 and November 15 immediately preceding the interest payment date.

The 2047 notes will bear interest from the Restricted Notes Issue Date or from the most recent date to which interest has been paid or provided for at 3.95% per annum, payable semiannually on each June 1 and December 1, commencing on June 1, 2018, to holders of record at the close of business on May 15 and November 15 immediately preceding the interest payment date.

Interest on the fixed rate senior notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Interest Provisions for all Senior Notes

Interest payable on each interest payment date will be paid to the person in whose name that senior note is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on a series of senior notes, the defaulted interest may be paid to the holders of the senior notes of such series as of a date between 10 and 30 days before the date we propose for payment of defaulted interest or in any other manner not inconsistent with the requirements of any securities exchange on which those senior notes may be listed.

Interest payable on any interest payment date or the maturity date shall be the amount of interest accrued from, and including, the immediately preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the Restricted Notes Issue Date, if no interest has been paid or duly provided for with respect to the senior notes) to, but excluding, such interest payment date or maturity date, as the case may be. If any interest payment date (other than the maturity date) is not a business day at the relevant place of payment, we will pay interest on the next day that is a business day at such place of payment as if payment were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the immediately succeeding business day, except that, in the case of the 2018 notes, if such business day is in the immediately succeeding calendar month, such interest payment date (other than the maturity date) shall be the immediately preceding business day. If the maturity date is not a business day at the relevant place of payment, we will pay interest, if any, and principal and premium, if any, on the next day that is a business day at such place of payment as if payment were made on the date such payment was due, and no interest will accrue for the intervening period.

Ranking

The senior notes will be our direct, unsecured and unsubordinated obligations and will rank equally with all our other existing and future unsecured and unsubordinated obligations. The senior notes will be effectively subordinated to all our secured debt. As of December 31, 2017, we had approximately $17.4 billion of long-term debt outstanding (net of current portion), none of which was secured. The Indenture contains no restrictions on the amount of additional indebtedness that may be incurred by us.

No Redemption for 2018 Notes

The 2018 notes will not be redeemable prior to maturity. Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), we or our affiliates may, at any time and from time to time, purchase outstanding 2018 notes by tender, in the open market or by private agreement.

Optional Redemption for Fixed Rate Notes

Optional Redemption for 2027 Notes

At any time prior to September 1, 2027 (the date that is three months prior to the maturity date), we may, at our option, redeem the 2027 notes in whole or in part at a redemption price equal to the greater of:

●	100% of the principal amount of the 2027 notes to be redeemed; or

●
as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date) calculated as if the maturity date of the 2027 notes was September 1, 2027 (the date that is three months prior to the maturity date), discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest to, but not including, the redemption date.

At any time on or after September 1, 2027 (the date that is three months prior to the maturity date), we may redeem the 2027 notes, in whole or in part, at 100% of the principal amount of the 2027 notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

As used in this section “Optional Redemption for 2027 Notes,” the following terms shall have the following meanings:

“Comparable Treasury Issue” means the United States Treasury security selected by the applicable Quotation Agent as having a maturity comparable to the remaining term of the 2027 notes to be redeemed, assuming, for such purpose, that the 2027 notes matured on September 1, 2027 (the date that is three months prior to the maturity date (the “remaining term”)), that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2027 notes to be redeemed.

“Quotation Agent” means the Reference Treasury Dealer appointed by us for the 2027 notes.

Optional Redemption for 2047 Notes

At any time prior to June 1, 2047 (the date that is six months prior to the maturity date), we may, at our option, redeem the 2047 notes in whole or in part at a redemption price equal to the greater of:

●	100% of the principal amount of the 2047 notes to be redeemed; or

●
as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the 2047 notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date) calculated as if the maturity date of the 2047 notes was June 1, 2047 (the date that is six months prior to the maturity date), discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest to, but not including, the redemption date.

At any time on or after June 1, 2047 (the date that is six months prior to the maturity date), we may redeem the 2047 notes, in whole or in part, at 100% of the principal amount of the 2047 notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date.

As used in this section “Optional Redemption for 2047 Notes,” the following terms shall have the following meanings:

“Comparable Treasury Issue” means the United States Treasury security selected by the applicable Quotation Agent as having a maturity comparable to the remaining term of the 2047 notes to be redeemed, assuming, for such purpose, that the 2047 notes matured on June 1, 2047 (the date that is six months prior to the maturity date (the “remaining term”)), that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2047 notes to be redeemed.

“Quotation Agent” means the Reference Treasury Dealer appointed by us for the 2047 notes.

General Optional Redemption Terms Applicable to the Fixed Rate Notes

The redemption price of the fixed rate notes will be calculated assuming a 360-day year consisting of twelve 30-day months.

We will send notice of any redemption of the fixed rate notes at least 10 days but not more than 60 days before the redemption date to each registered holder of the fixed rate notes to be redeemed.

Unless we default in payment of the redemption price of the fixed rate notes, on and after the redemption date, interest will cease to accrue on the fixed rate notes or portions of the fixed rate notes called for redemption.

We will have the right to provide conditional redemption notices for redemptions that are contingent upon the occurrence or nonoccurrence of an event or condition that cannot be ascertained prior to the time we are required to notify holders of the redemption. A conditional notice may state that if we have not deposited redemption funds with the Trustee or a paying agent on or before the redemption date or we have directed the Trustee or paying agent not to apply money deposited with it for redemption of fixed rate notes, we will not be required to redeem the fixed rate notes on the redemption date.

If we redeem only some of the fixed rate notes, DTC’s practice is to choose by lot the amount to be redeemed from the fixed rate notes held by each of its participating institutions. DTC will give notice to these participants, and these participants will give notice to any “street name” holders of any indirect interests in the fixed rate notes to be redeemed according to arrangements among them. These notices may be subject to statutory or regulatory requirements. We will not be responsible for giving notice of a redemption of the fixed rate notes to be redeemed to anyone other than the registered holders of the fixed rate notes to be redeemed, which is currently DTC. If fixed rate notes to be redeemed are no longer held through DTC and fewer than all the fixed rate notes are to be redeemed, selection of fixed rate notes for redemption will be made by the Trustee in accordance with the procedures of the applicable Depositary.

Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), we or our affiliates may, at any time and from time to time, purchase outstanding fixed rate notes by tender, in the open market or by private agreement.

As used in this section “General Optional Redemption Terms Applicable to the Fixed Rate Notes,” the following terms shall have the following meanings:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

“Business Day” means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.

“Comparable Treasury Price” means, with respect to any redemption date:

●	the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or

●	if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Reference Treasury Dealer” means (1) each of Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC and their respective successors, unless any of them ceases to be a primary dealer in certain U.S. government securities (“Primary Treasury Dealer”), in which case we shall substitute another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

No Sinking Fund for Senior Notes

There is no provision for a sinking fund for the senior notes.

Covenants

Restrictions on Liens and Sale and Leaseback Transactions

The Indenture does not permit us or any of our significant subsidiaries (as defined below) to, (i) issue, incur, assume or permit to exist any debt (as defined below) secured by a lien (as defined below) on any of our principal property (as defined below) or any of our significant subsidiaries’ principal property, whether that principal property was owned on the Restricted Notes Issue Date or thereafter acquired, unless we provide that the senior notes will be equally and ratably secured by such liens for as long as any such debt shall be so secured or (ii) incur or permit to exist any attributable debt (as defined below) in respect of principal property; provided, however, that the foregoing restriction will not apply to the following:

●	any lien existing on the Restricted Notes Issue Date;

●
to the extent we or a significant subsidiary consolidates with, or merges with or into, another entity, liens on the property of the entity securing debt in existence on the date of the consolidation or merger, provided that the debt and liens were not created or incurred in anticipation of the consolidation or merger and that the liens do not extend to or cover any of our or a significant subsidiary’s principal property;

●
liens on property acquired after the Restricted Notes Issue Date and existing at the time of acquisition, as long as the lien was not created or incurred in anticipation thereof and does not extend to or cover any other principal property;

●
liens of any kind, including purchase money liens, conditional sales agreements or title retention agreements and similar agreements, upon any property acquired, constructed, developed or improved by us or a significant subsidiary (whether alone or in association with others) which do not exceed the cost or value of the property acquired, constructed, developed or improved and which are created prior to, at the time of, or within 12 months after the acquisition (or in the case of property constructed, developed or improved, within 12 months after the completion of the construction, development or improvement and commencement of full commercial operation of the property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that the liens do not extend to any principal property other than the property so acquired, constructed, developed or improved;

●
liens in favor of the United States, any state or any foreign country or any department, agency or instrumentality or any political subdivision of the foregoing to secure payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to the lien, including liens related to governmental obligations the interest on which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor section of the Code;

●	liens in favor of us, one or more of our significant subsidiaries, one or more of our wholly owned subsidiaries or any of the foregoing combination; and

●
replacements, extensions or renewals (or successive replacements, extensions or renewals), in whole or in part, of any lien or of any agreement referred to in the bullet points above or replacements, extensions or renewals of the debt secured thereby (to the extent that the amount of the debt secured by the lien is not increased from the amount originally so secured, plus any premium, interest, fee or expenses payable in connection with any replacements, refundings, refinancings, remarketings, extensions or renewals); provided that replacement, extension or renewal is limited to all or a part of the same property (plus improvements thereon or additions or accessions thereto) that secured the lien replaced, extended or renewed.

Notwithstanding the restriction described above, we or any significant subsidiary may (i) issue, incur or assume debt secured by a lien not described in the immediately preceding seven bullet points on any principal property owned on the Restricted Notes Issue Date or thereafter acquired without providing that the outstanding senior notes be equally and ratably secured by such liens and (ii) issue or permit to exist attributable debt in respect of principal property, in either case, so long as the aggregate amount of that secured debt and attributable debt, together with the aggregate amount of all other debt secured by liens on principal property not described in the immediately preceding seven bullet points then outstanding and all other attributable debt in respect of principal property, does not exceed 10% of our net tangible assets, as determined by us as of a month end not more than 90 days prior to the closing or consummation of the proposed transaction.

For these purposes:

●
“attributable debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in the sale and leaseback transaction, including any period for which the lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest implicit in the transaction, determined in accordance with generally accepted accounting principles, or GAAP.

●
“capital lease obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

●	“debt” means any debt of ours for money borrowed and guarantees by us of debt for money borrowed but in each case excluding liabilities in respect of capital lease obligations or swap agreements.

●
“debt” of a significant subsidiary means any debt of such significant subsidiary for money borrowed and guarantees by the significant subsidiary of debt for money borrowed but in each case excluding liabilities in respect of capital lease obligations or swap agreements.

●
“excepted property” means any right, title or interest of us or any of our significant subsidiaries in, to or under any of the following property, whether owned on the Restricted Notes Issue Date or thereafter acquired:

●
all money, investment property and deposit accounts (as those terms are defined in the California Commercial Code as in effect on March 11, 2004 (which is the date of the indenture governing certain of the Company’s outstanding senior notes)), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, of whatever kind and nature;

●
all accounts, chattel paper, commercial tort claims, documents, general intangibles, instruments, letter-of-credit rights and letters of credit (as those terms are defined in the California Commercial Code as in effect on March 11, 2004), with certain exclusions such as licenses and permits to use the real property of others, and all contracts, leases (other than the lease of certain real property at our Diablo Canyon power plant), operating agreements and other agreements of whatever kind and nature; and all contract rights, bills and notes;

●
all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs, or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collection by us or any significant subsidiary;

●
all governmental and other licenses, permits, franchises, consents and allowances including all emission allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than all licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights, or interests relating to the occupancy or use of real property;

●	all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses;

●	all claims, credits, choses in action, and other intangible property;

●
all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

●
all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property that are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the principal property; all fuel, whether or not that fuel is in a form consumable in the operation of the principal property, including separate components of any fuel in the forms in which those components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; and all furniture and furnishings;

●	all personal property the perfection of a security interest in which is not governed by the California Commercial Code;

●
all oil, gas and other minerals (as those terms are defined in the California Commercial Code as in effect on March 11, 2004) and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not the minerals or timber have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us or any significant subsidiary;

●
all property which is the subject of a lease agreement other than a lease agreement that results from a sale and leaseback transaction designating us or any significant subsidiary as lessee and all our, or a significant subsidiary’s right, title and interest in and to that property and in, to and under that lease agreement, whether or not that lease agreement is intended as security (other than certain real property leased at our Diablo Canyon power plant and the related lease agreement);

●	real, personal and mixed properties of an acquiring or acquired entity unless otherwise made a part of principal property; and

●	all proceeds (as that term is defined in the California Commercial Code as in effect on March 11, 2004) of the property listed in the preceding bullet points.

●
“lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease of a similar nature, and any defect, irregularity, exception or limitation in record title or, when the context so requires, any lien, claim or interest arising from anything described in this bullet point.

●
“net tangible assets” means the total amount of our assets determined on a consolidated basis in accordance with GAAP, less (i) the sum of our consolidated current liabilities determined in accordance with GAAP and (ii) the amount of our consolidated assets classified as intangible assets determined in accordance with GAAP, including, but not limited to, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and regulatory assets carried as an asset on our consolidated balance sheet.

●	“principal property” means any property of ours or any of our significant subsidiaries, as applicable, other than excepted property.

●
“significant subsidiary” has the meaning specified in Rule l-02(w) of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”); provided that, significant subsidiary shall not include any corporation or other entity substantially all the assets of which are excepted property.

●
“swap agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

Consolidation, Merger, Conveyance or Other Transfer

We may not consolidate with or merge with or into any other person (as defined below) or convey, otherwise transfer or lease all or substantially all of our principal property to any person unless:

●
the person formed by that consolidation or into which we are merged or the person which acquires by conveyance or other transfer, or which leases, all or substantially all of the principal property is a corporation, partnership, limited liability company, association, company, joint stock company or business trust, organized and existing under the laws of the United States, or any state thereof or the District of Columbia;

●
the person executes and delivers to the Trustee a supplemental indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the senior notes then outstanding, contains an assumption by the successor person of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all senior notes then outstanding and the performance and observance of every covenant and condition under the Indenture to be performed or observed by us;

●	in the case of a lease, the lease is made expressly subject to termination by us or by the Trustee at any time during the continuance of an event of default under the Indenture;

●
immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no default or event of default under the Indenture shall have occurred and be continuing; and

●
we have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of the Indenture; provided, however, that the delivery of the officer’s certificate and opinion of counsel shall not be required with respect to any merger, consolidation, conveyance, lease or transfer between us and any of our wholly owned subsidiaries.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization or for the purpose of forming a holding company; provided that the amount of our indebtedness is not increased; and provided, further that the successor assumes all of our obligations under the Indenture.

In the case of the conveyance or other transfer of all or substantially all of our principal property to any person as contemplated under the Indenture, upon the satisfaction of all the conditions described above, we (as we would exist without giving effect to the transaction) would be released and discharged from all obligations and covenants under the Indenture and under the senior notes then outstanding unless we elect to waive the release and discharge.

The meaning of the term “substantially all” has not been definitely established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For these purposes, “person” means any individual, corporation, partnership, limited liability company, association, company, joint stock company, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity whether or not a legal entity, or any governmental authority.

Additional Covenants

We have agreed under the Indenture, among other things:

●	to maintain a place of payment;

●	to maintain our corporate existence (subject to the provisions above relating to mergers and consolidations); and

●	to deliver to the Trustee an annual officer’s certificate with respect to our compliance with our obligations under the Indenture.

Modification of the Indenture; Waiver

We and the Trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the senior notes of each affected series then outstanding under the Indenture, considered as one class, modify or amend the Indenture, including the provisions relating to the rights of the holders of senior notes of the affected series. However, no modification or amendment may, without the consent of each holder of affected senior notes:

●
change the stated maturity of the principal of, or interest on, the senior note or reduce the principal amount or any premium payable on the senior note or reduce the interest rate of the senior note, or change the method of calculating the interest rate with respect to the senior note;

●	reduce the amount of principal of any discount senior note that would be payable upon acceleration of the maturity of the senior note;

●	change the coin, currency or other property in which the senior note or interest or premium on the senior note is payable;

●	impair the right to institute suit for the enforcement of any payment on the senior note;

●
reduce the percentage in principal amount of outstanding senior notes the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of defaults;

●	reduce the quorum or voting requirements applicable to holders of the senior notes; or

●	modify the provisions of the Indenture with respect to modification and waiver, except as provided in the Indenture.

We and the Trustee may, without the consent of any holder of senior notes, modify and amend the Indenture for certain purposes, including to:

●	add covenants or other provisions applicable to us and for the benefit of the holders of senior notes or one or more specified series thereof or to surrender any right or power conferred on us;

●	cure any ambiguity or to correct or supplement any provision of the Indenture which may be defective or inconsistent with other provisions;

●
make any other additions to, deletions from or changes to the provisions under the Indenture so long as the additions, deletions or changes do not materially adversely affect the holders of any series of senior notes in any material respect;

●
change or eliminate any provision of the Indenture or add any new provision so long as the change, elimination or addition does not adversely affect the interests of holders of senior notes of any series in any material respect;

●	change any place or places for payment or surrender of senior notes and where notices and demands to us may be served;

●
provide for the issuance of registered senior notes in exchange for senior notes of the same series, which will have terms substantially identical in all material respects to such series of senior notes (except that the transfer restrictions contained in such series of senior notes will be modified or eliminated, as appropriate, and there will be no registration rights), and which will be treated, together with any outstanding senior notes of such series, as a single issue of securities;

●	comply with any requirement in connection with the qualification of the Indenture under the 1939 Act; and

●	comply with the rules of any applicable securities depository.

The holders of not less than a majority in aggregate principal amount of the senior notes of each affected series then outstanding under the Indenture, voting as a single class, may waive compliance by us with our covenant in respect of our corporate existence and the covenants described under “Restrictions on Liens and Sale and Leaseback Transactions” and “Consolidation, Merger, Conveyance or Other Transfer” and with the other covenants and restrictions provided in the Indenture. The holders of not less than a majority in aggregate principal amount of the senior notes outstanding may, on behalf of the holders of all of the senior notes, waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or any premium or interest on any senior note and defaults in respect of a covenant or provision in the Indenture which cannot be modified, amended or waived without the consent of each holder of affected senior notes.

In order to determine whether the holders of the requisite principal amount of the outstanding senior notes have taken an action under the Indenture as of a specified date:

●
the principal amount of a discount senior note that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date; and

●	senior notes owned by us or any other obligor upon the senior notes or any of our or their affiliates will be disregarded and deemed not to be outstanding.

Events of Default

An “event of default” means any of the following events which shall occur and be continuing:

●	failure to pay interest on a senior note within 30 days after the interest becomes due and payable;

●	failure to pay the principal of, or sinking fund payment or premium, if any, on, a senior note when due and payable;

●
failure to perform or breach of any other covenant or warranty applicable to us in the Indenture continuing for 90 days after the Trustee gives us, or the holders of at least 33% in aggregate principal amount of the senior notes then outstanding give us and the Trustee, written notice specifying the default or breach and requiring us to remedy the default or breach, unless the Trustee or the Trustee and holders of a principal amount of senior notes not less than the principal amount of senior notes the holders of which gave that notice agree in writing to an extension of the period prior to its expiration;

●	certain events of bankruptcy, insolvency or reorganization; and

●
the occurrence of any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our debt, whether the debt existed on the Restricted Notes Issue Date or is thereafter created, if the event of default: (i) is caused by a failure to pay principal after final maturity of the debt after the expiration of the grace period provided in the debt (which we refer to as a “payment default”) or (ii) results in the acceleration of the debt prior to its express maturity, and, in each case, the principal amount of the debt, together with the principal amount of any other debt under which there has been a payment default or the maturity of which has been so accelerated, aggregates $150 million or more.

The $150 million amount specified in the bullet point above shall be increased in any calendar year subsequent to 2017 by the same percentage increase in the urban CPI for the period commencing January 1, 2017 and ending on January 1 of the applicable calendar year. “Debt” for the purpose of the bullet point above means any debt of ours for money borrowed but, in each case, excluding liabilities in respect of capital lease obligations or swap agreements.

If the Trustee deems it to be in the interest of the holders of the senior notes, it may withhold notice of default, except defaults in the payment of principal of or interest or premium on or with respect to, any senior note.

If an event of default occurs and is continuing, the Trustee or the holders of not less than 33% in aggregate principal amount of the senior notes outstanding, considered as one class, may declare all principal due and payable immediately by notice in writing to us (and to the Trustee if given by holders); provided, however, that if an event of default occurs with respect to the specified events of bankruptcy, insolvency or reorganization, then the senior notes outstanding shall be due and payable immediately without further action by the Trustee or holders. If, after such a declaration of acceleration, we pay or deposit with the Trustee all overdue interest and principal and premium on senior notes that would have been due otherwise, plus any interest and other conditions specified in the Indenture have been satisfied before a judgment or decree for payment has been obtained by the Trustee as provided in the Indenture, the event or events of default giving rise to the acceleration will be deemed to have been waived and the declaration of acceleration and its consequences will be deemed to have been rescinded and annulled.

No holder of senior notes will have any right to enforce any remedy under the Indenture unless the holder has given the Trustee written notice of a continuing event of default, the holders of at least 33% in aggregate principal amount of the senior notes outstanding have requested the Trustee in writing to institute proceedings in respect of the event of default in its own name as Trustee under the Indenture and the holder or holders have offered the Trustee reasonable indemnity against costs, expenses and liabilities with respect to the request, the Trustee has failed to institute any proceeding within 60 days after receiving the notice from holders, and no direction inconsistent with the written request has been given to the Trustee during the 60-day period by holders of at least a majority in aggregate principal amount of senior notes then outstanding.

The Trustee is not required to risk its funds or to incur financial liability if there is a reasonable ground for believing that repayment to it or adequate indemnity against risk or liability is not reasonably assured.

If an event of default has occurred and is continuing, holders of not less than a majority in principal amount of the senior notes then outstanding generally may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee; provided the direction could not involve the Trustee in personal liability where indemnity would not, in the Trustee’s sole discretion, be adequate.

Satisfaction and Discharge

Any senior note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture, and our entire indebtedness in respect of the senior notes will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the Trustee or any paying agent (other than us) in trust of:

●	money in an amount which will be sufficient; or

●
in the case of a deposit made prior to the maturity of the senior notes or portions thereof, eligible obligations (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Trustee or the paying agent, will be sufficient; or

●	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the senior notes or portions thereof.

This discharge of the senior notes through the deposit with the Trustee of cash or eligible obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those senior notes. Holders of Restricted Notes who wishes to participate in the Exchange Offer should consult their own tax advisor as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For this purpose, “eligible obligations” for U.S. dollar-denominated senior notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depositary receipt.

Transfer and Exchange

Subject to the terms of the Indenture, senior notes of any series may be exchanged for other senior notes of the same series of authorized denominations and of like aggregate principal amount and tenor. Subject to the terms of the Indenture and the limitations applicable to global securities, senior notes may be presented for exchange or registration of transfer at the office of the registrar without service charge, upon payment of any taxes and other governmental charges imposed on registration of transfer or exchange. Such transfer or exchange will be effected upon the Trustee, us or the registrar, as the case may be, being satisfied with the instruments of transfer.

If we provide for any redemption of a series of senior notes, we will not be required to execute, register the transfer of or exchange any senior note of that series for 15 days before a notice of redemption is mailed or register the transfer of or exchange any senior note selected for redemption.

Trustees, Paying Agents and Registrars for the Senior Notes

The Bank of New York Mellon Trust Company, N.A. will act as the Trustee, paying agent and registrar under the Indenture. We may change either the paying agent or registrar without prior notice to the holders of the senior notes, and we may act as paying agent. We and our affiliates maintain ordinary banking and trust relationships with a number of banks and trust companies, including The Bank of New York Mellon Trust Company, N.A.

Governing Law

The Indenture is, and the Exchange Notes will be, governed by New York law.

BOOK-ENTRY, DELIVERY AND FORM

We have obtained the information in this section concerning The Depository Trust Company (“DTC”), Clearstream Banking, S.A., Luxembourg (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Exchange Notes will initially be represented by one or more fully registered global notes (each, a “Global Note” and collectively, the “Global Notes”). Each such Global Note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the Global Notes in the United States through DTC, or in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the Global Notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

So long as DTC or its nominee is the registered owner of the global securities representing the Exchange Notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the Exchange Notes and the Indenture. Except as provided below, owners of beneficial interests in the Exchange Notes will not be entitled to have the Exchange Notes registered in their names, will not receive or be entitled to receive physical delivery of the Exchange Notes in definitive form and will not be considered the owners or holders of the Exchange Notes under the Indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the Indenture. Accordingly, each person owning a beneficial interest in an Exchange Note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Exchange Notes.

Unless and until we issue the Exchange Notes in fully certificated, registered form under the limited circumstances described below under the heading “—Certificated Notes”:

●	you will not be entitled to receive a certificate representing your interest in the Exchange Notes;

●	all references in this prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

●
all references in this prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Exchange Notes, for distribution to you in accordance with DTC procedures.

Book-Entry Procedures for the Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC, Clearstream or Euroclear, as applicable. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

●	a limited purpose trust company organized under the laws of the State of New York;

●	a “banking organization” within the meaning of the New York State Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York State Uniform Commercial Code; and

●	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Exchange Notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

●	will not be entitled to have Exchange Notes represented by the Global Note registered in their names;

●	will not receive or be entitled to receive physical, certificated Exchange Notes; and

●
will not be considered the owners or holders of the Exchange Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Exchange Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. (nor any other DTC nominee) will give consents for or vote the Global Notes, unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

Payments of principal, premium (if any) and interest with respect to the Exchange Notes represented by a Global Note will be made by the Trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Clearstream or Euroclear will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Clearstream or Euroclear participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Clearstream and Euroclear. To deliver or receive an interest in a Global Note held in a Clearstream or Euroclear account, an investor must send transfer instructions to Clearstream or Euroclear, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Clearstream or Euroclear, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Clearstream and Euroclear participants may not deliver instructions directly to the DTC depositaries that are acting for Clearstream or Euroclear.

Because of time zone differences, the securities account of a Clearstream or Euroclear participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Clearstream or Euroclear immediately following the DTC settlement date. Cash received in Clearstream or Euroclear from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account as of the business day for Clearstream or Euroclear following the DTC settlement date.

DTC, Clearstream and Euroclear have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Clearstream or Euroclear or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving us reasonable notice. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered. Also, we may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), in which event, certificates representing the securities will be printed and delivered to DTC.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

Certificated Notes

Exchange Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Exchange Notes only if:

●	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

●	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

●	we, at our option, notify the trustee that we elect to cause the issuance of certificated Exchange Notes; or

●	certain other events provided in the Indenture should occur.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of material U.S. federal income tax consequences applicable to a U.S. Holder (as defined below) of the Restricted Notes relating to the exchange of the Restricted Notes for the Exchange Notes.

This discussion is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or to differing interpretations. This discussion does not address the tax considerations arising under the U.S. federal estate and gift tax laws or the laws of any non-U.S., state or local jurisdiction. In addition, this summary does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder or to certain types of holders that may be subject to special tax rules (such as banks, tax-exempt entities, insurance companies, regulated investment companies, S corporations, persons who are subject to the alternative minimum tax, dealers in securities or currencies, traders in securities electing to mark to market, U.S. expatriates, persons that hold the Exchange Notes or the Restricted Notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar, U.S. Holders that hold the Exchange Notes or Restricted Notes through a non-U.S. broker or other intermediary or persons required to recognize any item of gross income for U.S. federal income tax purposes with respect to the Exchange Notes or the Restricted Notes no later than when such item is taken into account on an applicable financial statement). In addition, this summary is limited to holders who hold the Restricted Notes and Exchange Notes as “capital assets” within the meaning of section 1221 of the Code.

For purposes of the following discussion, a “U.S. Holder” means a beneficial owner of the Restricted Notes or Exchange Notes that for U.S. federal income tax purposes is (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity taxed as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) in general, a trust if (a) it is subject to the primary supervision of a court within the United States and one or more “United States persons”, as described in Section 7701(a)(30) of the Code, have the authority to control all of the substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The exchange of a Restricted Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange for U.S. federal income tax purposes and, accordingly, the Exchange Note received will be treated as a continuation of the Restricted Note in the hands of such U.S. Holder. As a result, there will be no U.S. federal income tax consequences to a U.S. Holder who exchanges a Restricted Note for an Exchange Note pursuant to the Exchange Offer, and any such holder will have the same adjusted tax basis and holding period in the Exchange Note as it had in the Restricted Note immediately before the exchange. A U.S. Holder who does not exchange its Restricted Note for an Exchange Note pursuant to the Exchange Offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the Exchange Offer.

Please consult your own tax advisor regarding the U.S. federal, state, local, and non-U.S. and other tax considerations of the acquisition, ownership, and disposition of the Exchange Notes. Additionally, please consult your own tax advisor concerning the exchange of a Restricted Note for an Exchange Note pursuant to the Exchange Offer in light of your particular circumstances.

PLAN OF DISTRIBUTION

Each broker-dealer that receives the Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes where such Restricted Notes were acquired as a result of market-making activities or other trading activities. Each such broker-dealer, through its participation in the Exchange Offer, will be deemed to have confirmed to us that it has not entered into any agreement or understanding with us or any of our “affiliates”, as defined in Rule 405 under the Securities Act, to participate in a “distribution”, as defined in the Securities Act, of the Exchange Notes.

We have agreed that, starting on the Expiration Date and ending 30 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

The Company will not receive any proceeds from any sale of the Exchange Notes by broker-dealers. The Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a “distribution”, as defined in the Securities Act, of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of the Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 30 days after the completion of the Exchange Offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents.

Prohibition of Sales to EEA Retail Investors

The Exchange Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) a purchaser that is not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Exchange Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Exchange Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

LEGAL MATTERS

The validity of the Exchange Notes to be offered by Pacific Gas and Electric Company will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York (with respect to New York law) and Hunton Andrews Kurth LLP (with respect to California law).

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of the Company and its subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and include an Emphasis of Matter paragraph referring to the Northern California wildfires that occurred in October 2017 that may result in material losses or penalties to the Company and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Pacific Gas and Electric Company
OFFER TO EXCHANGE

Up to $500,000,000 aggregate principal amount of our outstanding Floating Rate Senior Notes due November 28, 2018, $1,150,000,000 aggregate principal amount of our outstanding 3.30% Senior Notes due December 1, 2027 and $850,000,000 aggregate principal amount of our outstanding 3.95% Senior Notes due December 1, 2047 that were issued in a private offering on November 29, 2017, for a like aggregate principal amount of Floating Rate Senior Notes due November 28, 2018, 3.30% Senior Notes due December 1, 2027 and 3.95% Senior Notes due December 1, 2047, respectively, in a transaction registered under the Securities Act of 1933, as amended.

PRELIMINARY PROSPECTUS

Subject to Completion, dated April 2, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.                           Indemnification of Directors and Officers.

Section 317 of the California Corporations Code provides for indemnification of a corporation’s directors and officers under certain circumstances. Our articles of incorporation authorize us to provide indemnification of any person who is or was our director, officer, employee or other agent, or is or was serving at our request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of us or of another enterprise at the request of the predecessor corporation, through our bylaws, resolutions of our board of directors, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code. Our articles of incorporation also eliminate the liability of our directors for monetary damages to the fullest extent permissible by California law. Our board of directors has adopted a resolution regarding our policy of indemnification and we maintain insurance which insures our directors and officers against certain liabilities.

Item 21.                           Exhibits and Financial Statement Schedules.

See index to exhibits following the signature pages hereto.

Item 22.                           Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)
That every prospectus (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means; this includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(11)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.

EXHIBIT INDEX

Exhibit No.	Description
3.1
Restated Articles of Incorporation of Registrant filed with the office of the Secretary of State of the State of California on April 12, 2004. Incorporated by reference to Form 8-K Dated April 12, 2004. See SEC File Number 001-02348.

3.2
By-Laws of Registrant as amended through December 16, 2016. Incorporated by reference to Exhibit 3.5 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. See SEC File Number 001-02348.

4.1
Indenture dated as of November 29, 2017 between Pacific Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A., as trustee. Incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K dated November 29, 2017. See SEC File Number 001-02348.

4.2	Form of Floating Rate Senior Notes due November 28, 2018.*

4.3	Form of 3.30% Senior Notes due December 1, 2027.*

4.4	Form of 3.95% Senior Notes due December 1, 2047.*

4.5
Registration Rights Agreement dated as of November 29, 2017, by and between Registrant and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC. Incorporated by reference to Exhibit 4.5 to Registrant’s Current Report on Form 8-K dated November 29, 2017. See SEC File Number 001-02348.

5.1	Opinion of Cravath, Swaine & Moore LLP.*

5.2	Opinion of Hunton Andrews Kurth LLP.*

12.1
Computation of Ratios of Earnings to Fixed Charges of Pacific Gas and Electric Corporation. Incorporated by reference to Exhibit 12.01 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. See SEC File Number 001-02348.

21.1
List of Subsidiaries of Pacific Gas and Electric Company. Incorporated by reference to Exhibit 21 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. See SEC File Number 001-02348.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.*

23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).*

23.3	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.2).*

24.1	Powers of Attorney.*

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. with respect to the Indenture dated as of November 29, 2017*

99.1	Form of Letter to Clients.*

99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*

99.3	Form of Letter of Transmittal.*

* Filed herewith.

SIGNATURES7

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on April 2, 2018.

PACIFIC GAS AND ELECTRIC COMPANY (REGISTRANT)

By:	*
NICKOLAS STAVROPOULOS President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	President, Chief Operating Officer and Director (Principal Executive Officer)	April 2, 2018
NICKOLAS STAVROPOULOS

*	Vice President, Chief Financial Officer and Controller (Principal Financial Officer and Principal Accounting Officer)	April 2, 2018
DAVID S. THOMASON

*	Director	April 2, 2018
LEWIS CHEW

*	Director	April 2, 2018
FRED J. FOWLER

*	Director	April 2, 2018
RICHARD C. KELLY

*	Director	April 2, 2018
ROGER H. KIMMEL

*	Director	April 2, 2018
RICHARD A. MESERVE

*	Director	April 2, 2018
ERIC D. MULLINS

*	Director	April 2, 2018
FORREST E. MILLER

*	Director	April 2, 2018
ROSENDO G. PARRA

*	Director	April 2, 2018
BARBARA L. RAMBO

*	Director	April 2, 2018
ANNE SHEN SMITH

*	Director	April 2, 2018
GEISHA J. WILLIAMS

* BY: /s/ John R. Simon
John R. Simon Attorney-in-fact	Attorney-in-fact